UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, Marinus Pharmaceuticals, Inc. (the “Company”) is a party to that certain Equity Distribution Agreement, dated July 9, 2020 (the “Original Agreement”), between the Company and JMP Securities LLC (the “Agent”). Under the Original Agreement, the Company from time to time may offer and sell shares of its common stock, par value $0.001 per share (the “Common Stock”), having a maximum aggregate offering price of up to $60,000,000 (the “Original Shares”) through the Agent, acting as agent and/or principal. The terms of such offering of Original Shares are contained in a prospectus supplement, dated July 27, 2020, under a Registration Statement on Form S-3 (File No. 333-239780) that was declared effective by the Securities and Exchange Commission (the “SEC”) on July 27, 2020 (the “2020 Registration Statement”) and which expires on July 27, 2023. As of the date hereof, all of the Original Shares remain available to be sold from time to time pursuant to the Original Agreement.

On March 31, 2023, the Company and the Agent entered into Amendment No. 1 (the “Amendment”) to the Original Agreement (as amended, the “Amended Agreement”). Pursuant to the Amended Agreement, the Company from time to time may offer and sell shares of its Common Stock without a maximum aggregate offering price through the Agent, acting as agent and/or principal. The Amendment was entered into in connection with the Company’s filing of a Registration Statement on Form S-3 (File No. 333-271041) with the SEC (the “2023 Registration Statement”), which includes a prospectus supplement covering the offering, issuance and sale by the Company of up to $75,000,000 of shares of Common Stock (the “New Shares”) that may be issued and sold under the Amended Agreement. The New Shares will be offered, issued and sold pursuant to the 2023 Registration Statement once it is declared effective by the SEC. The Original Shares may continue to be issued, offered and sold pursuant to the 2020 Registration Statement until the 2023 Registration Statement is declared effective by the SEC, at which time no shares of Common Stock may be offered, issued or sold under the 2020 Registration Statement.

This description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01. Other Events.

In July 2022, the U.S. Patent and Trademark Office (the “USPTO”) issued a patent to Ovid Therapeutics, Inc. (“Ovid”) with claims that encompass the Company’s product candidate for the treatment of Status Epilepticus (“SE”). On March 15, 2023, the Company filed a petition seeking post-grant review (“PGR”) of Ovid’s U.S. Patent No. 11,395,817 with the United States Patent and Trademark Office Patent Trial and Appeal Board (the “PTAB”). The Company’s petition for PGR argues that the claims of U.S. Patent No. 11,395,817 are unpatentable on multiple grounds as lacking novelty under 35 USC § 102 and being obvious under 35 USC § 103 and, if not invalid under § 102 or § 103, as lacking enablement under 35 USC § 112. Ovid may file a preliminary response to the Company’s petition no later than June 20, 2023, the PTAB will then have up to three months to decide whether to grant the Company’s petition and institute the PGR. In September 2021, the USPTO granted the Company a patent on a method of treating SE, including dosing regimens. This issued patent expires in 2040. This patent is a member of a patent family the Company owns that includes pending patent applications that claim certain therapeutic regimens for the treatment of SE, including Refractory Status Epilepticus, using intravenous ganaxolone.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Equity Distribution Agreement, dated as of March 31, 2023, by and between Marinus Pharmaceuticals, Inc. and JMP Securities LLC.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: March 31, 2023	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Operating Officer, Chief Financial Officer and Treasurer